Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GT BIOPHARMA, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2022, AT 6:23 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

795425 8100
SR# 20222709370

Authentication: 203716107
Date: 06-19-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:23 PM 06/13/2022
FILED 06:23 PM 06/13/2022
SR 20222709370 - File Number 795425

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GT BIOPHARMA, INC.

GT Biopharma, Inc. (the "***Corporation***"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

I. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated April 4, 2022, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable to the Corporation and its stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER, that the first paragraph of Article FOURTH of the Corporation's Restated Certificate of Incorporation is amended in its entirety to read as follows:

"I. Common Stock

The Corporation is authorized to issue a total of 250,000,000 shares of Common Stock, $0.001 par value per share. Dividends may be paid on the Common Stock as, when and if declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote."

II. Thereafter pursuant to a resolution of the Board of Directors, said amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Interim Chief Executive Officer of the Corporation this 13th day of June, 2022.

DocuSigned by:

By: *Michael Breen*
96A0D458AA3A4C5...

Michael Breen
Executive Chairman of the Board and
Interim Chief Executive Officer